EXHIBIT 21

                       SUBSIDIARIES OF LECROY CORPORATION

                                                                JURISDICTION
                             NAME OF SUBSIDIARY                  ORGANIZED
                             ------------------                 --------------
        LeCroy Corporation *.................................   Delaware
        LeCroy, GmbH ........................................   Germany
        LeCroy Japan Corporation.............................   Japan
        LeCroy Lightspeed Corporation........................   Delaware
        LeCroy Korea, Ltd. ..................................   South Korea
        LeCroy, Ltd. ........................................   United Kingdom
        LeCroy, S.A. ........................................   Switzerland
        LeCroy, S.A.R.L. ....................................   France
        LeCroy, S.R.L. ......................................   Italy
        LeCroy, Pte. Ltd. ...................................   Singapore

       * Parent